Exhibit 10.3

Matter Number: AGR-001051-2010

AMENDMENT NUMBER 8

TO

AGREEMENT NUMBER 750-67761-2004

BETWEEN CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS

AND

MOTRICITY, INC

This Amendment Number 8 (“Eighth Amendment”) to the WAP 2.0 Hosting Agreement dated June 24, 2004, as amended by the First Amendment, dated August 31, 2004 and the Second Amendment, dated May 14, 2007, and the Third Amendment, dated November 20, 2007 and the Fourth Amendment, dated November 20, 2007 and the Fifth Amendment, dated June 13, 2009, and the Sixth Amendment dated October 9, 2009, and the Seventh Amendment dated March 29, 2010 (as amended, the “Agreement”), by and between Motricity, Inc. a Delaware corporation, with offices at 601 108th Avenue NE, Suite 900, Bellevue, WA (“Motricity”) and Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, having an office and principal place of business at One Verizon Way, Basking Ridge, NJ 07920 (“Verizon Wireless “), is made and entered into on and as of the date executed by the last signing Party (“Eighth Amendment Effective Date”).

1.	SCOPE OF THE AMENDMENT

The purpose of this Eighth Amendment is to modify the Terms of the Agreement.

2.	AMENDMENT OF AGREEMENT.

2.1	Section 6 of the Agreement, Foreign Based Services, shall be deleted in its entirety and replace with the following:

“6 Offshore Restrictions.

6.1	Except with Verizon Wireless advance written consent, in no event shall Confidential Information regarding or pertaining to Verizon Wireless systems, infrastructure, employees, or customers be stored, transmitted, or accessed at, in, through, or from a site located outside the United States nor made available to any person who is located outside the United States unless such Confidential Information relates solely, directly and independently (i) to Verizon Wireless employees or customers located outside of the United States, or (ii) to voice or data communications of Verizon Wireless or its customers that originate and terminate outside the United States, or (iii) to Verizon Wireless systems and/or infrastructure dedicated to the provision of Verizon Wireless’s voice or data services outside the United States or, (iv) be otherwise necessary for storage or access outside the United States in connection with security, back-up, disaster recovery, or related purposes as required by Verizon services specifications, security and/or technical requirements. This subsection shall not apply to Verizon Wireless Customer Data which shall be solely governed by the provisions of Subsection 6.3.

6.2	Exceptions to 6.1 above will be granted, in Verizon Wireless sole discretion, (i) in writing; (ii) on a project-specific or statement-of-work-specific basis; (iii) following a review of the particular project or statement of work in accordance with the policies of the relevant Verizon Wireless business unit governing the placement of work with resources located outside the United States; (iv) subject to any conditions imposed by Verizon Wireless on the access to systems or data by such resources as a result of such review; and (v) in advance of the commencement of any work by such resources on the relevant project or statement of work.

6.3	Notwithstanding subsection 6.1 and 6.2 above, unless Motricity secures Verizon Wireless’ further, prior written consent, in no event (i.) shall Motricity provide, direct, control, supervise, or manage any voice or data communication with regard to Verizon Wireless customers that occurs between United States locations (or the United States portion of any international communication that may originate or terminate within the

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Matter Number: AGR-001051-2010

United States) from a location outside of the United States, nor (ii.) shall Verizon Wireless Usage Data be stored, transmitted, or accessed, from, at, in, or through a site located outside the United Stated without Verizon Wireless prior written consent. “Verizon Wireless Usage Data” shall include (a) any subscriber information, including, without limitation, name, address, telephone phone number or other personal information of the Verizon Wireless subscriber; (b) any call-associated data, including without limitation, the telephone number, internet address or other similar identifying designator associated with a communication; (c) any billing records; (d) the time, date, size, duration of a communication or physical location of equipment used in connection with a communication; or (e) the content of any Verizon Wireless customer communication.

6.4	Nothing in this Section is intended to nor shall it operate in derogation of any requirement imposed on Verizon Wireless by a governmental body or agency outside the United States.”

2.2	Section 8.1 of the Agreement, Term, shall be deleted in its entirety and replaced with the follows:

“8.1 Term. The term of this Agreement shall commence on the Effective Date and unless earlier terminated pursuant to the terms of the Agreement shall end June 30, 2012 (the “Term”). Verizon may extend the Term for up to * * *, which extension shall occur automatically unless Verizon provides notice of intent not to renew at least * * * prior to the end of the then-current Term. After * * *, the Term shall be automatically renewed for successive * * * unless either Party provides written notice of termination to the other Party at least * * * prior to the end of the then-current Term.”

2.3	Section 15.13 of the Agreement, Plant and Work Rules and Right of Access, shall be modified by adding a new Section 15.13.5 as follows:

“15.13.5	Background Checks

15.13.5.1	For each of the employees that Supplier wishes to assign to perform Services for Verizon, Supplier shall certify to Verizon that it has conducted (or used an agency to conduct) criminal history checking, drug testing, and verification of education, employment history, Social Security Number and legal right to work, as described herein (collectively referred to as “background checking”). For purposes of this Section, “employee” shall include Supplier’s employees and any of Supplier’s contract personnel.

15.13.5.1.1	The criminal history check shall consist, at minimum, of a federal and state check for felony and misdemeanor criminal convictions (or the equivalent thereof under relevant non-US law) in all locations where the assigned employee has resided, has been employed, or has attended school in the immediately preceding seven (7) years, and a check of U.S. Government Specially Designated National and export denial lists. Supplier shall contract with a recognized national background investigation company, approved by Verizon in writing, to conduct a criminal database check of information from all fifty states for federal and state convictions to the extent available, including, to the extent available, a check for outstanding warrants and a check for pending felony charges in all such locations. Statewide county searches shall be performed in all states where such search mechanism is available without requiring specialized data (such as fingerprints or DNA). The criminal history check shall also include an all states check of available national and state sex offender registries.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Matter Number: AGR-001051-2010

15.13.5.1.2	Drug testing shall consist of a ten-panel urine analysis drug screen used to test for the presence of marijuana, cocaine, amphetamines, PCP, opiates/metabolites, barbiturates, benzodiazepines, propoxyphene, methadone and methaqualone. All specimens shall be tested at Department of Health and Human Services (DHHS)/Substance Abuse Mental Health Services Administration (SAMHSA)-certified labs, and the screening service shall include confirmation of all positive test results.

15.13.5.1.3	The highest diploma, degree or certificate earned shall be verified.

15.13.5.1.4	Employment history shall be verified for at least the previous seven (7) years of employment and military service, or less if the employee was a full-time student during that period.

15.13.5.1.5	The name to which employee’s Social Security Number is attributed shall be verified.

15.13.5.1.6	The employee’s citizenship, most recent country of permanent residence, and legal right to work in the jurisdiction in which the employee will be performing Services for Verizon shall be verified.

15.13.5.2	For any period of time encompassed in the foregoing background check requirement when the employee was resident outside of the United States, such background checking shall be conducted by a reputable investigative agency, and utilizing criteria approved by Verizon.

15.13.5.3	Supplier shall secure from each employee who provides Services to Verizon such employee’s written consent to perform the background checking specified in this Section 15.13.5 and to disclose to Verizon, upon request, the results thereof.

15.13.5.4	Supplier represents and warrants that it will not assign any employee to provide Services to Verizon if such employee:

15.13.5.4.1	has been convicted of a felony or misdemeanor (or the equivalent thereof under relevant non-US law), or for whom a warrant is outstanding, or for whom a felony or misdemeanor charge is currently pending, or is on a U.S. Government Specially Designated National or export denial list. The foregoing shall not apply to a minor traffic violation (a moving traffic violation other than reckless driving, hit and run, driving to endanger, vehicular homicide, driving while intoxicated or other criminal offense involving gross negligence, recklessness, intentional or willful misconduct while operating a motor vehicle), to a conviction that has been legally expunged, or to a conviction for a misdemeanor that occurred while the employee was under the age of twenty-one years; or

15.13.5.4.2	has a confirmed positive test result from the drug screening in Section 15.13.5.1.2 above; or

15.13.5.4.3	does not have the legal right to work in the jurisdiction in which the employee will be performing Services for Verizon.

15.13.5.5	Supplier shall certify to Verizon that Supplier has caused the foregoing background checking to be performed on each employee currently assigned to provide Service for Verizon; further, Supplier shall thereafter certify to having met the foregoing requirements upon assigning any additional employees to perform Services for Verizon.

Matter Number: AGR-001051-2010

15.13.5.6	Supplier shall, in its contracts with all permitted subcontractors and agents in the provision of Services to Verizon, flow down the foregoing requirements. Such flow down shall include the requirement that such subcontractors and agents secure consent, from each employee providing services to Verizon, to perform the background checking and to disclose the results thereof to Verizon at Verizon’s request.

15.13.5.7	Notwithstanding the above, Sections 15.13.5.1.2 and 15.13.5.4.2 * * *:

(i)	* * *,
(ii)	* * *, or
(iii)	* * *.

15.13.6	Supplier agrees to comply with Verizon’s Supplier Code of Conduct located at http://responsibility.verizon.com/our-principles/ethics.htm, which may be updated from time to time.”

2.4	Exhibit A, Section 21, Personal Identifiable Information, of the Agreement shall be modified by adding a new sentence at the end of the section as follows:

“Personally Identifiable Information also includes the Customer Proprietary Network Information (CPNI) which is defined in 47 U.S.C. Section 222(h) (1).”

2.5	Exhibit D, Commercial Terms, of the Agreement shall be deleted in its entirety and replaced with a new Exhibit D, attached hereto as Attachment 1.

3.	EFFECT OF AMENDMENT.

This Eighth Amendment is an integral part of the Agreement. Terms used herein which are defined or specified in the Agreement shall have the meanings set forth therein. If there are any inconsistencies between a specific term or condition of this Eighth Amendment and a specific term or condition of the Agreement, the specific term or condition of this Eighth Amendment shall control. Except as amended hereby, the Agreement shall continue in full force and effect.

4.	SIGNATURES.

IN WITNESS WHEREOF, the Parties hereto have caused this Eighth Amendment to be executed by their duly authorized officers or representative.

CELLCO PARTNERSHIP d/b/a	MOTRICITY, INC.

VERIZON WIRELESS

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATE:	DATE:

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Matter Number: AGR-001051-2010

Attachment 1

New EXHIBIT D

COMMERCIAL TERMS

Verizon Wireless shall pay Motricity the following Portal Services fees:

1.	Mobile Web Managed Service fee

2.	mCore Platform * * * License Fee

3.	Mobile Web Search and Advertising Program Fee

4.	Mobile Web Headline & Editorial Support Fee

These fees are detailed below.

1.	Monthly Mobile Web Managed Service Fee. At the end of each * * * during the Term of the Agreement, Verizon Wireless shall pay to Motricity a Mobile Web Managed Service Fee in the amount of * * * in consideration for hosting and maintenance for Portal Services including:

(a) Mobile Web 2.0 and Mobile Web 3.0 Portals.

(b) Touch Screen Portal as described in * * *.

(c) WAP Push Hosting as described in * * *. For purposes of clarity, for WAP Push message volume above * * * total messages in a calendar month, Verizon Wireless agrees to * * *.

(d) Discovery Services as described in * * *.

(e) Portal Search API Service as described in * * *.

(f) APS Hosting as described in * * *.

(g) XHTML Test Site Hosting as described in * * *.

(h) Basic and Simple device profiling services as described in * * *.

2.	mCore Platform * * * License Fee. At the end of each * * * during the Term of the Agreement, Verizon Wireless shall pay to Motricity a mCore Platform * * * License Fee in the amount * * * in consideration for use of * * * mCore platform as currently deployed for Verizon Wireless Mobile Web 2.0 and 3.0 * * *, including * * *.

(a) * * *.

(b) Self-Host. Upon * * * prior written notice to Motricity, and subject to the execution of a mutually agreed license agreement, which may be in the form of an amendment to this Agreement, Verizon Wireless, may elect to host the Motricity proprietary software that supports the Portal Services at one or more facilities maintained by Verizon Wireless (“Self-Host”). If Verizon Wireless elects to Self-Host it will be responsible for all expenses associated with procuring the necessary hardware and third party software and all expenses associated with licensing, installing, configuring, and operating the Motricity software. The transition of hosting will be performed by the parties in accordance with a schedule and commercial terms to be mutually agreed in a Work Order.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Matter Number: AGR-001051-2010

Within * * * of receiving Verizon Wireless’ notice of its desire to Self-Host, Motricity will deliver a list of Motricity proprietary software components to be licensed. Verizon Wireless acknowledges that its ability to Self-Host and make Portal Services available to users may be subject to Verizon Wireless’ ability to obtain sufficient rights in third party technology (such as any third-party software used in connection with the hosting), content and applications.

The parties shall endeavor to negotiate a license agreement for the software within * * * of Verizon Wireless’ notice. The license will include the right to use the software in object code only. Each party shall use good faith efforts to reach agreement on licensing terms. If the parties cannot reach agreement, this Agreement will remain in effect unless terminated in accordance with its terms.

In the event Verizon Wireless elects to self-host under this Section, the Mobile Web Managed Services Fee will be reduced to * * * and the remaining amount of the Mobile Web Managed Services Fee plus the mCore Platform User Subscription Term License Fee will be the license fee.

3.	Mobile Web Search and Advertising Program Fee. At the end of each calendar month during the Term of the Agreement, Verizon Wireless shall pay to a Mobile Web Search and Advertising Program Fee * * *.

4.	Mobile Web Headline & Editorial Support Fee. Beginning after * * *, at the end of each calendar month during the Term of the Agreement, Verizon Wireless shall pay to a Mobile Web Headline & Editorial Support Fee * * *.

5.	Professional Services Fees. From time to time, upon Verizon Wireless’ request, Motricity may make changes to the Portal Services and/or perform certain additional services in connection with the Portal Services. Unless otherwise agreed by the Parties, and subject to the exceptions set forth below, any such additional services shall be billed at * * *. The Parties agree that professional services fees shall not be payable for the following activities: (i) * * * measures taken by * * * to * * *; or (ii) * * * measures to correct * * *. For purposes of this Agreement, * * * means * * *.

6.	Travel Costs. * * * whether any travel is necessary in connection with the * * *, any such travel costs shall be borne by Motricity and shall not be subject to reimbursement by Verizon Wireless. Unless otherwise agreed by the Parties, in the event that Verizon Wireless requests Motricity to travel in connection with the Portal Services, * * *.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.